UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

Astrotech Corporation
 (Exact name of registrant as specified in its charter)

Washington	000-27206	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 Gemini Street, Houston, Texas	77058
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 558-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2009, the Board of Directors of Astrotech Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share (the “Common Shares”), of the Company. The dividend is payable on August 10, 2009 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one thousandth of a share of Series D Junior Participating Preferred Stock of the Company, par value $.01 per share (the “Preferred Shares”), at a price of $6.50 per one one thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Distribution Date; Exercisability

Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) such date as may be determined by action of the Board of Directors of the Company following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being the “Distribution Date”).

Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) 15% or more of the outstanding Common Shares as of August 10, 2009 (such person being referred to in the Rights Agreement as a “Grandfathered Person”), such Grandfathered Person’s share ownership will not cause the Rights to be exercisable unless (i) such Grandfathered Person acquires additional beneficial ownership of Common Shares representing more than an 1/2% of the outstanding Common Shares as of August 10, 2009 or (ii) if after August 10, 2009, such Grandfathered Person reduces its beneficial ownership of Common Shares and such Grandfather Person subsequently acquires beneficial ownership of more than (A) the Common Share amount set forth in clause (i) or (B) an additional 1/2% of the then outstanding Common Shares (provided that a Grandfathered Person will cease to be a Grandfathered Person under the Rights Agreement if that person no longer beneficially owns 15% or more of the outstanding Common Shares).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on August 10, 2010 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Flip In

If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Flip Over

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Redemption

At any time prior to the existence of an Acquiring Person, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the existence of an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

Adjustment

The number of outstanding Rights and the number of one one thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

Preferred Stock

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Further Information

Copies of the Rights Agreement and the Designation of Rights, Terms and Preferences of Series D Junior Participating Preferred Stock have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement on Form 8-A dated July 31, 2009. The foregoing description of the Rights and of the rights and preferences of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Designation of Rights, Terms and Preferences of Series D Junior Participating Preferred Stock, which are hereby incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 hereof is incorporated by reference.

Item 8.01. Other Events.

On July 30, 2009, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1
Designation of Rights, Terms and Preferences of Series D Junior Participating Preferred Stock of Astrotech Corporation, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 31, 2009 and incorporated herein by reference.

4.1
Rights Agreement, dated as of July 29, 2009, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 31, 2009 and incorporated herein by reference.

99.1	Press release, dated July 30, 2009, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

By:   /s/ Thomas B. Pickens, III
        Name: Thomas B. Pickens, III
        Title:   Chairman of the Board and
                    Chief Executive Officer

Date: July 31, 2009

EXHIBIT INDEX

Paper (P) or
Exhibit No.	Description	Electronic (E)

3.1
	Designation of Rights, Terms and Preferences of Series D Junior Participating Preferred Stock of Astrotech Corporation, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 31, 2009 and incorporated herein by reference.	E
4.1
	Rights Agreement, dated as of July 29, 2009, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 31, 2009 and incorporated herein by reference.	E
99.1	Press release, dated July 30, 2009, issued by Astrotech Corporation.	E